As filed with the Securities and Exchange Commission on March 24, 2016

Registration No. 333-209615

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FINANCIAL ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3250323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1050 Enterprise Way, 3rd Floor Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

Non-Plan Inducement Grants

(Full title of the plans)

Copy to:

Lawrence M. Raffone	Davina K. Kaile, Esq.
Chief Executive Officer	Pillsbury Winthrop Shaw Pittman LLP
Financial Engines, Inc.	2550 Hanover Street
1050 Enterprise Way, 3rd Floor	Palo Alto, CA 94304
Sunnyvale, CA 94089	(650) 233-4500
(408) 498-6000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Financial Engines, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (“Amendment No.1”) to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 19, 2016, File No. 333-209615 (the “2016 Form S-8”) to deregister certain shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) originally registered by the Registrant under the 2016 Form S-8 pursuant to the Non-Plan Inducement Grants (the “Inducement Grants”). A total of 414,000 shares of Common Stock were initially registered under the 2016 Form S-8 for issuance upon the exercise of stock options or the vesting of restricted stock units to be granted as Inducement Grants.

On February 26, 2016, the Registrant granted one of its employees inducement grants in the form of restricted stock units pursuant to which 61,001 shares of Common Stock may be issued at settlement and stock options pursuant to which 176,264 shares of Common Stock may be issued upon exercise. Pursuant to this Amendment No.1, the Registrant hereby deregisters the remaining 176,735 shares of Common Stock originally subject to the 2016 Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on the 24th day of March, 2016.

FINANCIAL ENGINES, INC.

By	/s/ Raymond J. Sims
Raymond J. Sims
Executive Vice President, Chief Financial Officer and Chief Risk Officer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer) and Director	March 24, 2016
Lawrence M. Raffone

*	Executive Vice President, Chief Financial Officer and Chief Risk Officer (Principal Financial Officer)	March 24, 2016
Raymond J. Sims

*	Vice President, Finance and Controller (Principal Accounting Officer)	March 24, 2016
Jeffrey C. Grace

*	Chairman of the Board	March 24, 2016
Blake R. Grossman

*	Director	March 24, 2016
E. Olena Berg-Lacy

*	Director	March 24, 2016
Heidi K. Fields

*	Director	March 24, 2016
Paul G. Koontz

*	Director	March 24, 2016
Joseph A. Grundfest

*	Director	March 24, 2016
Robert A. Huret

*	Director	March 24, 2016
Michael E. Martin

*	Director	March 24, 2016
John B. Shoven

*	Director	March 24, 2016
David B. Yoffie

*By:	/s/ Raymond J. Sims
Raymond J. Sims
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Stock Option Inducement Grant Notice and Agreement with John Bunch

99.2	RSU Inducement Grant Notice and Agreement with John Bunch

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